UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

_________________________

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

ClearOne, Inc.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

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ClearOne, Inc.

7533 S Center View Ct., #5311
West Jordan, Utah 84084

INFORMATION STATEMENT WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT GENERAL INFORMATION

Dear Stockholders of ClearOne, Inc.:

This notice of written consent and information statement is being furnished to the stockholders of common stock, par value $0.001 per share (“Common Stock”) of ClearOne, Inc., a Nevada corporation (the “Company,” “ClearOne”, “we” or “our”), as of the close of business on August 24, 2026, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of this letter is to inform you that on August 25, 2026, a stockholder holding approximately 61.3% of the shares of Common Stock of ClearOne, by written consent in lieu of a meeting, approved the following corporate action:

1.

for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance by the Company of units consisting of one share of Common Stock and one warrant to purchase one share of Common Stock, for aggregate gross proceeds of up to $15,000,000, at a price below the Minimum Price (as defined in the accompanying information statement), which issuance may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction, depending on the purchase price determined at the time of issuance (the “ Unit Issuance Proposal” or “Action No.1”).

2.

for purposes of complying with Nasdaq Listing Rules 5635(c) and 5635(d), the issuance of a number of shares of Common Stock to First Finance Ltd., Betelgeuse Capital Advisors Inc., Gang3 Capital Ltd. and JJK Holdings Ltd. pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis, which issuances may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power (the “Advisor Stock Issuance Proposal” or “Action No. 2”).

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

The accompanying information statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act, and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Unit Issuance Proposal and Advisor Stock Issuance Proposal may not be effected until at least 20 calendar days after the mailing of the accompanying information statement to ClearOne’s stockholders.

By Order of the Board of Directors,

/s/ Derek Graham

Derek Graham
Chief Executive Officer
August 25, 2026

This Information Statement is dated August 25, 2026 and is first being mailed to stockholders on or about August 28, 2026.

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CLEARONE, INC.

ClearOne, Inc.
7533 S Center View Ct., #5311
West Jordan, Utah 84084

Phone: 385-426-0565

INFORMATION STATEMENT

August 25, 2026

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF CLEARONE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of ClearOne, Inc., in connection with the Actions (as defined herein) by written consent of the holders of a majority of its issued and outstanding shares of Common Stock, taken without a meeting to approve the Actions described in this Information Statement. In this Information Statement, all references to the “Company,” “ClearOne,” “we,” “us” or “our” refer to ClearOne, Inc., a Nevada corporation. We are mailing this Information Statement to our stockholders of record as of August 24, 2026 on or about August 28, 2026.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

RECORD DATE; VOTE REQUIRED; MAJORITY STOCKHOLDER CONSENT

Record Date

The close of business on August 24, 2026 has been fixed as the record date for determining stockholders entitled to receive this Information Statement.

Vote Required; Action by Written Consent

Pursuant to the Nevada Revised Statues (the “NRS”) 78.320 and ClearOne’s governing documents, action may be taken without a meeting by written consent of stockholders holding at least a majority of the voting power. The majority stockholder of ClearOne (the “Majority Stockholder”) executed the written consent and thereby approved the Actions. The record date of such action by written consent was August 24, 2026.

The name of the Majority Stockholder and its voting power are set forth under “Majority Stockholder Consent” below.

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Action by Majority Stockholder

On August 25, 2026, in accordance with the applicable provisions of the NRS, the Majority Stockholder approved the following proposed actions (the “Actions”) by written consent:

1.

for purposes of complying with Nasdaq Listing Rule 5635(d), to authorize the issuance by the Company of units (each, a “Unit”) consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (“Warrant”), for aggregate gross proceeds of up to $15,000,000, at a price below the Minimum Price (as defined herein), which issuance may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction, depending on the purchase price determined at the time of issuance.

2.

for purposes of complying with Nasdaq Listing Rules 5635(c) and 5635(d), the issuance of a number of shares of Common Stock to First Finance Ltd. (“First Finance”), Betelgeuse Capital Advisors Inc. (“Betelgeuse”), Gang3 Capital Ltd. (“Gang3”) and JJK Holdings Ltd. (“JJK”) pursuant to agreements with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis, which issuances may result in the issuance, in the aggregate, of twenty percent (20%) or more of the Company’s outstanding Common Stock or voting power.

In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, Section 78.320 of the NRS provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above Action as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our Common Stock.

MAJORITY STOCKHOLDER CONSENT

As of the close of business on August 24, 2026 (the “Voting Record Date”), we had 2,675,412 shares of Common Stock outstanding and entitled to vote on the Actions. Each share of Common Stock outstanding as of the close of business on the Voting Record Date was entitled to one vote with respect to any and all matters presented to the shareholders of the Company for their action or consideration.

On the Voting Record Date, pursuant to Section 78.320 of the NRS, we received a written consent approving the Actions from a stockholder holding an aggregate of 1,641,162 shares of our Common Stock, representing approximately 61.3% of our outstanding shares of Common Stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

The following table sets forth the names of the Majority Stockholder, the number of shares of the Common Stock beneficially owned by the Majority Stockholder as of the Voting Record Date, the total number of votes in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock and Votes Held	Percentage of voting equity that voted in favor of the Actions
First Finance Ltd.	1,641,162	61.3%(1)

(1)    Based on 2,675,412 shares of Common Stock outstanding as of the Voting Record Date.

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CORPORATE ACTION TO BE TAKEN

Pursuant to Rule 14c-2 under the Exchange Act, the Unit Issuance Proposal and Advisor Stock Issuance Proposal may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders.

ACTION NO. 1: APPROVAL OF THE ISSUANCE OF THE UNITS.

General

The holders of a majority of the Company’s outstanding voting power have approved, the issuance by the Company of the Units, to one or more investors in a transaction.

The Units are expected to be issued at a purchase price equal to $3.50 per Unit. The exact purchase price and the number of Units to be issued will be determined at the time of issuance.

Nasdaq Listing Rule 5635(d)

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of such company outstanding before the issuance, at a price that is less than the minimum price, which is defined as the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) of our Common Stock immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq Official Closing Price of our Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

The transaction described in this Action No. 1 involves the issuance by the Company of Units, each consisting of one share of Common Stock and one Warrant, at a purchase price below the Minimum Price. Depending on the purchase price determined at the time of issuance, the issuance of such Units and warrants may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction.

Accordingly, the Board of Directors has determined that, for purposes of complying with Nasdaq Listing Rule 5635(d), the approval of the Company’s stockholders is required in connection with the issuance of such securities.

Possible Effects of the Issuance of Securities

If the issuance of the Units is consummated, the Company’s existing stockholders may experience dilution in their ownership interests, voting power, and earnings per share as a result of the issuance of shares of Common Stock and the potential future exercise of the Warrants included in the Units.

The exact number of shares of Common Stock to be issued, and the extent of any dilution, cannot be determined at this time because the purchase price and number of Units to be issued will be determined at the time of issuance. Depending on the purchase price determined at the time of issuance, the issuance of the Units may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power following the closing of the transaction.

For illustrative purposes only, and assuming (i) a purchase price per share equal to $3.50 per Unit, and (ii) maximum aggregate gross proceeds of $15,000,000, the Company would issue approximately 4,285,714 shares of Common Stock in connection with the issuance of the Units (excluding any shares issuable upon exercise of the Warrants). Based on 2,675,412 shares of Common Stock outstanding as of the date hereof, this would represent approximately 61.6% of the Company’s outstanding Common Stock after such issuance. Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock, so an equal number of Warrants would also be issued. The actual number of shares of Common Stock (and Warrants) issued, and the resulting dilution to existing stockholders, will depend on the final purchase price and the total number of Units sold.

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In addition, the exercise of the Warrants included in the Units, if and when exercised, would result in the issuance of additional shares of Common Stock, which could further dilute the ownership interests of existing stockholders. The exercise of such warrants may also have the effect of depressing the market price of our Common Stock.

The Board of Directors considered these potential effects and determined that the issuance of the Units and the resulting potential dilution are reasonable and appropriate in light of the Company’s capital needs and strategic objectives.

ACTION NO. 2: APPROVAL OF SHARE ISSUANCES TO ADVISORS.

The holders of a majority of the Company’s outstanding voting power have approved, the issuance of a number of shares of Common Stock pursuant to the Company’s advisor agreements with each of First Finance, Betelgeuse, Gang3 and JJK (the “Advisors”), which may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power.

On August 7, 2026, the Company entered into agreements (each, an “Advisor Agreement”) with each of the Advisors in connection with past advisory services provided to the Company and to be provided on an ongoing basis. Each Advisor Agreement is effective as of June 1, 2026 and will continue until the earlier of (i) final completion of the services set out in each Advisor Agreement or (ii) the Advisor providing ten business days’ prior written notice to the Company, which period may be waived in whole or in part at the Company’s sole discretion.

Pursuant to the Advisor Agreement entered into by the Company and First Finance, First Finance will receive 25,000 shares of Common Stock (the “First Finance Compensation”), subject to the approval of our stockholders and other applicable requirements.

Pursuant to the Advisor Agreement entered into by the Company and Betelgeuse, Betelgeuse will receive 90,000 shares of Common Stock (the “Betelgeuse Compensation”), subject to the approval of our stockholders and other applicable requirements.

Pursuant to the Advisor Agreement entered into by the Company and Gang3, Gang3 will receive 140,000 shares of Common Stock (the “Gang3 Compensation”), subject to the approval of our stockholders and other applicable requirements. To our knowledge, Eric Boehnke exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by Gang3. Eric Boehnke has been a director of the Company since June 20, 2025.

Pursuant to the Advisor Agreement entered into by the Company and JJK, JJK will receive 600,000 shares of Common Stock (the “JJK Compensation”, and, together with the First Finance Compensation, Betelgeuse Compensation and Gang3 Compensation, the “Advisors’ Compensation”), subject to the approval of our stockholders and other applicable requirements.

Nasdaq Listing Rule 5635(c) requires us to obtain stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required in connection with a transaction, other than a public offering, involving the sale or issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the company’s outstanding common stock or 20% or more of the voting power of such company outstanding before the issuance, at a price that is less than the Minimum Price.

The issuance of our Common Stock for the Advisors’ Compensation under the Advisor Agreements (the “Advisor Stock Issuances”) may result in the issuance, in the aggregate, of 20% or more of the Company’s outstanding Common Stock or voting power.

Accordingly, the Board of Directors has determined that, for purposes of complying with Nasdaq Listing Rules 5635(c) and Rule 5635(d), the approval of the Company’s stockholders is required in connection with the Advisor Stock Issuances.

The Advisor Stock Issuances may cause a reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of the Common Stock issued as part of the Advisors’ Compensation could cause the market price of our Common Stock to decline. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

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Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2025, relating to equity compensation plans of ClearOne (including individual compensation arrangements) pursuant to which equity securities of ClearOne are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights	(b) Weighted‑average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	19,716	$35.33	1,980,284
Equity Compensation Plans Not Approved by Stockholders	-	-	-
Total	19,716	$35.33	1,980,284

Interests of Certain Persons in Action No. 2

In considering and approving Action No. 2, the Board of Directors considered the interests of Eric Boehnke, a director of the Company since June 20, 2025, in the Gang3 Compensation.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or earned by each named executive officer for the years ended December 31, 2025 and 2024.

Summary Compensation Table

Name and Principal Position	Salary	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Derek Graham, Chief Executive Officer(1)
Year ended December 31, 2025	$249,749	$-	$-	$-	$249,749
Year ended December 31, 2024	$238,621	$24,336	$-	$20,096(3)	$283,053
Simon Brewer, Chief Financial Officer(2)
Year ended December 31, 2025	$307,477	$-	$-	$-	$307,477
Year ended December 31, 2024	$193,846	$40,560	$-	$-	$234,406

(1)	Derek L. Graham was appointed as Interim CEO on May 24, 2022 and became permanent CEO on Jan 26, 2023.
(2)	Simon Brewer was appointed as Chief Financial Officer on April 15, 2024.
(3)	Bonuses reflect achievement of specific performance metrics approved by our Compensation Committee.

Executive Separations and Rehirings (Subsequent Event)

On December 31, 2025, the Company terminated the employment of Derek Graham (Chief Executive Officer). Mr. Graham received severance of $57,500 (three months base salary), which was accrued at December 31, 2025. Mr. Graham was rehired effective January 2, 2026 under a new employment agreement. A retention bonus was granted to Mr. Graham, contingent upon finishing projects on an agreed upon timeframe.

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On December 31, 2025 the Company terminated the employment of Simon Brewer (Chief Financial Officer). Mr. Brewer received no material severance. Mr. Brewer was rehired effective January 1, 2026 under a new employment agreement. Mr. Brewer received a $75,000 sign-on bonus paid on January 9, 2026. A retention bonus was granted to Mr. Brewer, contingent upon the closing of a future transaction of the Company.

On July 31, 2026, the Company entered into an employment agreement (the “Employment Agreement”) with Simon Brewer (Chief Financial Officer), whereby the Company has retained Mr. Brewer as the chief financial officer of the Company to be effective upon completion of the acquisition of Cortigent, Inc. (“Cortigent”) for an indefinite period, provided that either party may terminate the Employment Agreement upon providing the other party with 30 days’ prior written notice. Mr. Brewer is to be paid an annual base salary of $300,000 and is eligible for an annual discretionary performance bonus. The Company has agreed to grant to Mr. Brewer stock options to purchase up to 200,000 shares of the Company’s common stock at an exercise price equal to the price of the financing to be completed in connection with the acquisition of Cortigent, which options will vest as to 25% on each anniversary of the Employment Agreement. Mr. Brewer is eligible to participate in any benefit plans offered by the Company. The Company may terminate the Employment Agreement with cause at any time by paying any unpaid salary and expenses/benefits. The Company may terminate the Employment Agreement without cause, or Mr. Brewer may resign for good reason (as defined in the Employment Agreement), on 30 days prior written notice, by paying any unpaid salary and expenses/benefits plus a severance payment of six months of the annual salary and continuing any COBRA benefits for such six month period. Mr. Brewer has agreed to not solicit employees or customers for a period of 12 months following any termination of the Employment Agreement and not to disparage the Company or its pas or present officers, directors, managers, employees, products, services or business.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options by the named executive officers as of December 31, 2025.

	Number of Securities Underlying Unexercised Options
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date
Derek Graham	667	-	37.500	12-14-2020	12-14-2026
	1,666	334(1)	15.150	06-15-2023	06-15-2029
	4,000	-	7.350	11-27-2024	11-26-2030
Simon Brewer	6,667	-	7.350	11-27-2024	11-26-2030

(1)

One-third of the shares underlying each stock option vest on the first anniversary of the grant date and the remaining shares vest equally over a period of 24 months following the first anniversary of the grant date.

Option Exercises and Stock Vested

There were no exercises of stock options by named executive officers during 2025.

Director Compensation

The following table summarizes the compensation paid to non-employee directors for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash	Option Awards	Other Compensation	Total
Eric L. Robinson	$54,000	$-	$-	$54,000
Lisa B. Higley	54,000	-	-	54,000
Eric Boehnke	-	-	-	-
Bruce Whaley	33,600	-	-	33,600
Youngsun Park	17,267	-	-	17,267

All directors are reimbursed by the Company for their out-of-pocket travel and related expenses, if any, incurred in attending all Board of Directors and committee meetings. However, during 2025, no expenses were reimbursed to any director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of August 25, 2026:

  each of our directors;
  each of our named executive officers;
  all of our current directors, named executive officers and executive officers as a group; and each person or group known by us to be the beneficial owner of more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 2,675,412 shares of our Common Stock, NIL shares of our Class A Preferred Stock and NIL shares of our Class B Preferred Stock outstanding as of August 25, 2026. We have deemed shares of our Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of August 25, 2026 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ClearOne, Inc., 7533 S Center View Ct., #5311, West Jordan, UT 84084. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner(1)	Common Stock	% of Common Stock(2)
Directors and Executive Officers
Derek L. Graham	351	*
Eric Boehnke(3)	-	-
Lisa B. Higley(4)	1,633	*
Youngsun Park	-	-
Eric L. Robinson	2,006	*
Bruce Whaley	1,467	*
Simon Brewer	-	*
All current directors and executive officers as a group (seven persons) (5)	5,457	*
Greater than 5% stockholders
First Finance Ltd.(6)	1,641,162	61.3%
Edward D. Bagley(7)	142,669	5.3%

______________

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*              Represents less than 1%.

(1)	Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common stock or preferred stock subject to options, warrants or convertible securities currently exercisable or convertible or exercisable or convertible within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or convertible securities, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Percentage of Common Stock is based on 2,675,412 shares of our Common Stock issued and outstanding as of August 25, 2026. No shares of Class A Preferred Stock or Class B Preferred Stock are outstanding.
(3)	Subject to the approval of our stockholders and other applicable requirements, Gang3 Capital Ltd. will receive 140,000 shares of our Common Stock to be issued pursuant to an agreement with the Company in connection with past advisory services provided to the Company and to be provided on an ongoing basis. Eric Boehnke exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by Gang3 Capital Ltd.
(4)	Lisa Higley, who was appointed a Director effective July 20, 2020, is the daughter of Edward D. Bagley, and each of them has previously disclaimed beneficial ownership of Common Stock beneficially owned by the other. The share amounts indicated for Ms. Higley do not include any shares held by Edward D. Bagley, 437 shares owned by her spouse, or 150,175 shares held by a trust in which she is a co-trustee.
(5)	Excludes 140,000 shares of our Common Stock to be issued to Gang3 Capital Ltd.
(6)	Beneficial ownership information for First Finance Ltd. is based on a Schedule 13D/A filed November 26, 2025 and a Schedule 13D/A filed March 6, 2026. First Finance Ltd. exercises sole investment and dispositive power with respect to all such shares. By virtue of his pecuniary interest in and control of First Finance Ltd. as its controlling shareholder and director, Andrew Hromyk may be deemed to beneficially own all such shares. The principal business address of First Finance Ltd. and Mr. Hromyk is 520 Newport Center Drive, Suite 650, Newport Beach, CA 92660.
(7)	Mr. Edward D. Bagley has sole voting and dispositive power over 142,669 shares, including 2,001 shares issuable upon the exercise of options. He may be deemed to own an additional 23,684 shares owned individually by his spouse, Carolyn Bagley, but disclaims beneficial ownership of those shares, which are excluded from the table above. Based on a Schedule 13D/A filed November 26, 2025. The share amounts for Mr. Bagley do not include any shares held by E. Bryan Bagley or Lisa Higley.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, ClearOne will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which ClearOne should direct the additional copy of the Information Statement, to ClearOne at 7533 S. Center View Ct., #5311, West Jordan, Utah 84084.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer ClearOne to mail each stockholder a separate copy of future mailings, you may mail notification to, or call ClearOne at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer ClearOne to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to ClearOne’s principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

ClearOne is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

If you would like to request documents from ClearOne, please send a request in writing or by telephone to ClearOne at the following addresses:

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ClearOne, Inc.
7533 S Center View Ct. # 5311
West Jordan, Utah 84084
+1 (801) 975-7200

By Order of the Board of Directors,

/s/ Derek Graham

Derek Graham
Chief Executive Officer
August 25, 2026

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